Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Second Quarter 2015 Financial Results
•Revenues of $152.5 million, an increase of 7%
•Gross margin of 20.3%
•Operating income up 34%
•Adjusted EBITDA up 9%
•New awards of $189 million, up 66% to the highest level since Q3 2012
FRAMINGHAM, MA - July 30, 2015 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended June 30, 2015. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.
“We continue to execute on our plan to accelerate revenue growth and improve profitability,” said George P. Sakellaris, President and Chief Executive Officer of Ameresco.  “Revenue exceeded our target range, gross margin exceeded our near term targets, and we generated $11 million of adjusted EBITDA.  As important, we continued to build the foundation for future growth.  New project awards were $189 million, up 66% from last year and 125% from the first quarter.”
Sakellaris continued, “These outstanding results were due to solid execution in our core project business.  Our U.S. Federal segment again led the way, with high growth and improving profit.  The U.S. Regions segment was also a strong contributor.  In addition, our recurring revenue streams performed well.  Energy revenue from our operating assets rebounded to normal levels after a seasonally low first quarter, and operations and maintenance grew 6%.  At the midpoint of 2015, we are hitting our targets and are optimistic about the quarters ahead.”
Second Quarter 2015 Results
Note: All figures refer to the second quarter of 2015 period unless stated otherwise. All comparisons are to the second quarter of 2014, unless stated otherwise.

Revenues were $152.5 million, an increase of 7%. The Company continued to execute in its core project business, with revenue growth of 12.5% to $101.6 million. That growth was driven by solid performance in the U.S. Federal and U.S. Regions segments, which were up 17% and 19%, respectively. Recurring operations and maintenance (“O&M”) and renewable energy revenue was approximately 20% of total revenue. O&M was up 6%, while energy revenue of $14.7 million rebounded from the seasonally low first quarter levels and was up slightly compared to last year.
Operating income was $5.1 million, an increase of 34%. Net income was $2.0 million, a decline of $0.7 million. Net earnings per diluted share were $0.04, compared to $0.06 in the prior-year period. Net income was lower despite the higher operating income due to a higher tax rate as a result of a valuation allowance for losses expected in Canada during 2015. The Company expects its full year 2015 tax rate to approximate 25%.
Adjusted EBITDA (a non-GAAP financial measure) was $11.3 million, an increase of 9%.
New Awards Strength Solidifies Visibility and Outlook
Ameresco secured $189.0 million in new project awards in the quarter, a 66% higher level of award wins than the year-ago rate and the highest quarterly amount since the third quarter of 2012. The Company converted $112.5 million of awards to contracted backlog, or approximately 13% of the starting award backlog. Contracted backlog grew 3% during the quarter to $398.3 million. Strength in award conversions was offset in part by the strength in revenue recognition, which reflects efficient execution by Ameresco’s implementation teams.
Ameresco continues to focus on developing its portfolio of renewable energy assets, and had a backlog of assets in development of $152.4 million, up 64%. Total project assets as of June 30, 2015 were $223.8 million, up $9.7 million from the end of Q1 2015.
“Assets in development” represents the potential design/build project value of small-scale renewable energy plants that have been awarded or for which the Company has secured development rights.
FY 2015 Guidance Reaffirmed
Based on second quarter results and new contracts signed during the first half of the year, Ameresco reaffirms its full year 2015 outlook. The Company expects to generate revenue in the range of $610 million to $640 million, adjusted EBITDA in the range of $43 million to $48 million and net income per diluted share to be in the range of $0.16 to $0.24.
The guidance assumptions for the remainder of 2015 are as follows:

•	Project revenues from contracted backlog of approximately $240 million;

•	Project revenues from awarded projects and proposals in the range of $20 million to $40 million;

•	Gross margin in the range of 19-20%;

•	Operating expenses as a percentage of revenue of 16-17%;

•	An effective income tax rate of 25% using the midpoint of our guidance range, which further assumes certain owned solar assets will be placed in service by the end of the year; and

•	Weighted average common shares outstanding of 47 million.
Second Quarter 2015 Results Conference Call and Webcast
The Company will host a conference call today at 8:30 a.m. ET today to discuss results. Participants may access the earnings conference call by dialing +1 (877) 359-9508 or internationally +1 (224) 357-2393. The passcode is 78064085. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
In conjunction with the conference call, the Company will provide management’s prepared remarks in the “Investor Relations” section of the Company's website, as well as in a Current Report on Form 8-K filed with the SEC.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.
About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.
Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; our ability to place solar assets into service as planned; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission on March 6, 2015. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,319	$23,762
Restricted cash	13,555	12,818
Accounts receivable, net	68,605	71,661
Accounts receivable retainage	11,900	15,968
Costs and estimated earnings in excess of billings	68,905	66,325
Inventory, net	10,118	8,896
Prepaid expenses and other current assets	12,073	8,666
Income tax receivable	2,855	3,525
Deferred income taxes	5,363	5,440
Project development costs	14,416	9,674
Total current assets	227,109	226,735
Federal ESPC receivable	82,659	79,167
Property and equipment, net	6,361	7,372
Project assets, net	223,772	217,772
Deferred financing fees, net	4,922	4,313
Goodwill	59,883	60,479
Intangible assets, net	9,197	11,238
Other assets	23,194	22,583
Total assets	$637,097	$629,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease liabilities	$12,246	$12,255
Accounts payable	79,275	87,787
Accrued expenses and other current liabilities	26,155	26,944
Billings in excess of cost and estimated earnings	23,930	18,291
Income taxes payable	—	812
Total current liabilities	141,606	146,089
Long-term debt and capital lease liabilities, less current portion	90,566	90,037
Federal ESPC liabilities	85,426	70,875
Deferred income taxes	5,277	7,210
Deferred grant income	8,567	8,842
Other liabilities	20,350	20,300
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 28,516,092 shares issued and outstanding at June 30, 2015, 28,351,792 shares issued and outstanding at December 31, 2014	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2015 and December 31, 2014	2	2
Additional paid-in capital	109,015	107,445
Retained earnings	179,280	181,477
Accumulated other comprehensive loss, net	(2,995)	(2,620)
Non-controlling interest	—	(1)
Total stockholders’ equity	285,305	286,306
Total liabilities and stockholders’ equity	$637,097	$629,659

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$152,489	$142,558	$267,922	$243,289
Cost of revenues	121,593	114,622	217,383	197,799
Gross profit	30,896	27,936	50,539	45,490
Selling, general and administrative expenses	25,812	24,154	49,883	48,493
Operating income (loss)	5,084	3,782	656	(3,003)
Other expenses, net	1,347	796	4,009	2,528
Income (loss) before provision (benefit) from income taxes	3,737	2,986	(3,353)	(5,531)
Income tax provision (benefit)	1,746	267	(1,156)	31
Net income (loss)	$1,991	$2,719	$(2,197)	$(5,562)
Net income (loss) per share attributable to common shareholders:
Basic	$0.04	$0.06	$(0.05)	$(0.12)
Diluted	$0.04	$0.06	$(0.05)	$(0.12)
Weighted average common shares outstanding:
Basic	46,493,162	46,064,049	46,450,877	45,987,447
Diluted	47,034,083	46,573,691	46,450,877	45,987,447

OTHER NON-GAAP DISCLOSURES (Unaudited)
Adjusted EBITDA:
Operating income (loss)	$5,084	$3,782	$656	$(3,003)
Depreciation and amortization of intangible assets	5,755	5,836	11,495	10,985
Stock-based compensation	453	707	971	1,425
Adjusted EBITDA	$11,292	$10,325	$13,122	$9,407
Adjusted EBITDA margin	7.4%	7.2%	4.9%	3.9%
Adjusted cash from operations:
Cash flows from operating activities	$(14,669)	$3,582	$(37,595)	$5,934
Plus: proceeds from Federal ESPC projects	22,855	10,454	40,870	13,976
Adjusted cash from operations	$8,186	$14,036	$3,275	$19,910

			June 30,
			2015	2014
Project backlog:
Awarded(1)			$944,500	$924,700
Fully-contracted			398,300	399,400
Total project backlog			$1,342,800	$1,324,100
Assets in development			$152,400	$93,000

(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(2,197)	$(5,562)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation of project assets	7,916	7,430
Depreciation of property and equipment	1,555	1,677
Amortization of deferred financing fees	562	570
Amortization of intangible assets	2,024	1,878
Provision for bad debts	83	266
Unrealized gain on interest rate swaps	(184)	(1,197)
Stock-based compensation expense	971	1,425
Deferred income taxes	(2,006)	4,363
Changes in operating assets and liabilities:
Restricted cash	(694)	624
Accounts receivable	2,426	10,885
Accounts receivable retainage	1,821	6,494
Federal ESPC receivable	(29,625)	(18,541)
Inventory	(1,257)	1,000
Costs and estimated earnings in excess of billings	(2,787)	15,157
Prepaid expenses and other current assets	(3,056)	(2,538)
Project development costs	(3,630)	(1,664)
Other assets	(1,403)	(1,854)
Accounts payable, accrued expenses and other current liabilities	(13,372)	(6,898)
Billings in excess of cost and estimated earnings	5,589	(1,399)
Other liabilities	(219)	1,082
Income taxes payable	(112)	(7,264)
Cash flows from operating activities	(37,595)	5,934
Cash flows from investing activities:
Purchases of property and equipment	(643)	(1,195)
Purchases of project assets	(13,640)	(10,970)
Grant awards received on project assets	—	3,727
Proceeds from sale of assets	852	—
Acquisitions, net of cash received	—	(4,850)
Cash flows from investing activities	(13,431)	(13,288)
Cash flows from financing activities:
Payments of financing fees	(1,202)	(354)
Proceeds from exercises of options	605	887
Proceeds from senior secured credit facility	3,500	—
Proceeds from Federal ESPC projects	40,870	13,976
Proceeds from sale-leaseback financing	7,581	—
Non-controlling interest	(116)	3
Restricted cash	(25)	2,822
Payments on long-term debt	(6,066)	(10,923)
Cash flows from financing activities	45,147	6,411
Effect of exchange rate changes on cash	1,436	180
Net decrease in cash and cash equivalents	(4,443)	(763)
Cash and cash equivalents, beginning of period	23,762	17,171
Cash and cash equivalents, end of period	$19,319	$16,408

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2015
	Low	High
Operating income	$17,700	$22,700
Depreciation and amortization of intangible assets	23,300	23,300
Stock-based compensation	2,000	2,000
Adjusted EBITDA	$43,000	$48,000
Adjusted EBITDA margin	7.0%	7.5%

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, impairment of goodwill and stock-based compensation expense. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, goodwill impairment and stock-based compensation expense.
Our management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.